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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          FIRST SOURCE BANCORP, INC.
           --------------------------------------------------------
            (Exact name of registrant as specified in its charter)


DELAWARE                                 (being applied for)
(state of incorporation                  ----------------------------
or organization)                         (IRS Employer Identification No.)

1000 WOODBRIDGE CENTER DRIVE, WOODBRIDGE, NEW JERSEY    07095
----------------------------------------------------    ----------
(Address of principal executive offices)                (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A. (c), check the following box. [     ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box [ X ]

     Securities Act registration statement file number to which this form relates: 333-42757

Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, PAR VALUE, $.01 PER SHARE
      -------------------------------------------------------------------
                               (Title of Class)
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ITEM 1    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Incorporated by reference to the portion of the Prospectus under the heading "Description of Capital Stock of the Company," as part of the Registrant's Registration Statement on Form S-1, No. 333-42757 filed on December 19, 1997 and subsequently amended on February 9, 1998.

ITEM 2    EXHIBITS

     1. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contract or other documents which limit or qualify the rights of such holders.

          (a)  Certificate of Incorporation

          Incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-1, No. 333-42757, filed on December 19, 1997 and amended on February 9, 1998.

          (b)  Bylaws

          Incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1, No. 333-42757, filed on December 19, 1997 and amended on February 9, 1998.

          (c)  Plan of Conversion

          Incorporated by reference to Exhibit 2.1 to Registrant's Registration Statement on Form S-1, No. 333-42757, filed on December 19, 1997 and amended on February 9, 1998.

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     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    FIRST SOURCE BANCORP, INC.
                                    ---------------------------------------
                                    (Registrant)


                                    Date:  February 12, 1998


                                    By:    /s/ John P. Mulkerin
                                    ---------------------------------------
                                    John P. Mulkerin
                                    President and Chief Executive Officer


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